Exhibit 99.1

DOVER ANNOUNCES PLANS TO SPIN OFF CERTAIN COMMUNICATION TECHNOLOGIES BUSINESSES TO SHAREHOLDERS

Knowles Corporation to Become a Standalone Global Communications Technology Leader

Downers Grove, Illinois, May 23, 2013 — Dover (NYSE: DOV) today announced that its Board of Directors has unanimously approved a plan to spin off certain of its communication technologies businesses into a standalone, publicly traded company.

Upon completion of the spin off, the new company, Knowles Corporation (“Knowles”), will be an independent, global technology and market leader in the communication technologies space.  Knowles will have significant product breadth in acoustic components, including MEMs microphones, speakers, receivers and transducers, as well as a solid position in communication infrastructure components.

Dover also announced that Jeffrey Niew will serve as President & Chief Executive Officer of Knowles upon completion of the transaction. Jeff currently serves as President and Chief Executive Officer of Dover’s Communication Technologies segment.

Robert A. Livingston, Dover’s President and Chief Executive Officer, said, “Consistent with our strategy to create value by identifying and building leading brands and positions in growth markets, we have successfully built Knowles into a great business and an industry-leading enterprise.  Given the evolution of their unique business model, these businesses can now pursue a more aggressive growth strategy together as a standalone company.  Knowles will have the expertise, solid financial profile and operational flexibility to serve its global base of customers and their distinct product and technology needs.  We expect this transaction will provide significant benefits for employees, customers and shareholders.”

He continued, “Knowles has a long track record of success.  I am confident that with the continued momentum in this business, in particular the significant growth in the handset market, and the strength of the management team, the Knowles businesses will continue to build on their success as an independent company.  This transaction will provide both Knowles and Dover greater flexibility to focus on and pursue their respective growth strategies, which will allow them to create significant value for shareholders.

“Dover will continue to execute on its long-term strategy and commitment to industry leadership through innovation, leveraging its scale and focusing on its key end-markets. In addition to ongoing investments to support organic growth and value-added strategic acquisitions, we will continue our practice of consistently returning capital to our shareholders through dividends and share repurchases, including completion of our current $1 billion authorization.”

Knowles, on a pro-forma basis for 2013, will have $1.3 billion in annual revenue, with about two-thirds derived from high-growth acoustic products.  Prominent brands within the new company will include Knowles, Sound Solutions, Dielectric, Novacap, Syfer and Vectron.  Knowles is expected to have a capital structure, balance sheet and financial policies consistent with investment grade credit metrics.

Upon completion of this transaction, Dover’s annual revenue, on a pro-forma basis for 2013, will be approximately $7.4 to $7.6 billion. Dover will have leading positions in its growth spaces, namely energy, refrigeration, fluids, and printing & identification, and will remain focused on the ongoing objective of generating consistent revenue and earnings growth, and strong free cash flow.

Transaction Details
Dover anticipates that the transaction will be in the form of a distribution of 100% of the stock of Knowles, a new, independent, publicly traded company, which will be tax-free to Dover and U.S. shareholders. Dover currently expects that the transaction will be completed early next year.  One-time costs associated with the transaction are expected to be in the range of $60 to $70 million.

Completion of the transaction is subject to certain customary conditions, including, among others, assurance that the spin off of Knowles will be tax free to Dover and U.S. shareholders, the effectiveness of appropriate filings with the U.S. Securities and Exchange Commission, and final approval by Dover's Board of Directors.

Advisors
Goldman Sachs & Co. is acting as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal counsel to Dover.

Conference Call and Webcast
Robert A. Livingston, President and Chief Executive Officer and Brad M. Cerepak, Senior Vice President and Chief Financial Officer, will host a conference call today, May 23, 2013, at 8:30 A.M. Eastern Time (7:30 A.M. Central Time) to discuss the proposed transaction. Additional financial information regarding the spin off discussed in this press release is available on the Company’s website at: http://www.dovercorporation.com.

To participate on the conference call, please dial 1-866-610-1072 (domestic) or 1-973-935-2840 (international) and reference the reservation number 73262383. Due to the expected number of callers, please dial in at least 15 minutes before the conference is to begin and ask to be connected to the Dover teleconference.  A live audio webcast will also be available on the Company’s website at www.dovercorporation.com.

A replay of the conference call will be available from 11:30 A.M. Eastern Time on the day of the call until 11:59 P.M. Eastern Time on May 30, 2013, by dialing 1-800-585-8367 (domestic) or 1-404-537-3406 (international), using the reservation number 73262383.  The conference call will also be made available for replay on the Company’s website.

About Dover:
Dover is a diversified global manufacturer with annual revenues of over $8 billion.  For over 50 years, Dover has been delivering outstanding products and services that reflect its market leadership and commitment to operational and technical excellence. The Company's entrepreneurial business model encourages, promotes and fosters deep customer engagement which has led to Dover's well-established and valued reputation for providing superior customer service and industry-leading product innovation. Dover focuses on innovative equipment and components, specialty systems and support services through its four major operating segments: Communication Technologies, Energy, Engineered Systems and Printing & Identification. Headquartered in Downers Grove, Illinois, Dover employs 35,000 people worldwide. Dover is traded on the New York Stock Exchange under “DOV.” Additional information is available on our website at www.dovercorporation.com.

About Knowles:
Upon completion of the spin off from Dover, Knowles Corporation will be an independent, global technology and market leader in the communication technologies space.  Knowles will have significant product breadth in acoustic components, including MEMs microphones, speakers, receivers and transducers, as well as a solid position in communication infrastructure components.  Prominent brands within this publicly traded company will include Knowles, Sound Solutions, Dielectric, Novacap, Syfer and Vectron.  Knowles will be based in Itasca, Illinois.

Forward-Looking Statements
This press release contains statements relating to future actions and results, which are “forward-looking” statements within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, the planned separation of certain of Dover's communication technologies businesses, the potential benefits and timing thereof, and the prospects and expected financial results of Dover and such separated businesses after the planned transaction.  Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, unanticipated developments that delay or negatively impact the planned transaction; changes in market conditions; disruption to operations as a result of the planned transaction; the inability of one or more of the businesses to operate independently following completion of the planned transaction; and the inability to retain key personnel.  Dover refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as its reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause its actual results to differ materially from its current expectations and from the forward-looking statements contained in this press release. There is no assurance regarding the ultimate timing of the planned transaction or whether it will be completed.  Dover does not intend to provide updates on its progress regarding the planned transaction unless and until its Board of Directors gives final approval to the planned transaction.  Dover undertakes no obligation to update any forward-looking statement, except as required by applicable law.

CONTACTS:
Investors
Paul Goldberg
Vice President - Investor Relations
(212) 922-1640

Media
Adrian Sakowicz
Director of Communications
(630) 743-5039